Exhibit 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Taubman Centers, Inc. on Form S-8 of our reports dated February 16, 1999 and May 26, 1998, appearing in the Annual Report on Form 10-K of Taubman Centers, Inc. for the year ended December 31, 1998, and in the Annual Report on Form 11-K of The Taubman Company and Related Entities Employee Retirement Savings Plan for the year ended December 31, 1997, respectively.

DELOITTE & TOUCHE LLP
Detroit, Michigan


June 24, 1999